SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 Form 8-K/A

                               AMENDMENT NO. 1



                               CURRENT REPORT

                   Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934


Date of Report (date of earliest event reported)    February 1, 1995
                                                    ----------------

                         CINCINNATI MILACRON INC.

            (Exact name of registrant as specified in charter)


          Delaware                    1-8475               31-1062125
(State or other jurisdiction        (Commission File     (I.R.S. Employer
      of incorporation)                Number)           Identification No.)


 4701 Marburg Avenue, Cincinnati, Ohio                           45209
- --------------------------------------                           -----
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code      (513) 841-8100
                                                         -------------
                                NONE
      -------------------------------------------------------
   (Former name or former address, if changed since last report)


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS
            ------------------------------------

            On February 1, 1995 (the "Closing Date") pursuant to the Stock Purchase Agreement dated as of November 28, 1994 (the "Purchase Agreement"), Cincinnati Milacron Inc. (the "Registrant") indirectly acquired the capital stock of Krupp Widia GmbH, a German corporation ("Widia") from Fried. Krupp AG Hoesch-Krupp, a German corporation (the "Seller"). (The Registrant indirectly acquired 99.92% of Widia's capital stock and B.T. Foreign Investment Corp. holds the remainder.) The purchase includes Widia's 51% interest in Widia (India), Ltd., a public company ("Widia-India") and wholly-owned Widia subsidiaries in eleven other countries. A copy of the Purchase Agreement is filed herewith as Exhibit 2.1 and reference is made thereto for the complete terms and conditions thereof.

            The total purchase price, including assumed debt and liabilities of approximately 33,000,000 DM, is approximately 154,000,000 DM (approximately $99,000,000 using the exchange rate in effect on the Closing Date). Included in the assumed debt and liabilities is approximately 19,000,000 DM (approximately $12,000,000) of debt owed by Widia-India. The Registrant obtained the funds for the purchase through, or in connection with, an amendment to its revolving credit facility with its existing bank group, which was amended prior to the Closing Date to increase the Total Revolving Loan Commitment from $130,000,000 to $200,000,000 and to allow up to $100,000,000 of such amount to be drawn in Deutsch Marks (a copy of the Amended and Restated Revolving Credit Agreement dated as of December 31, 1994, is filed herewith as Exhibit 99.1 and reference is made thereto for the complete terms and conditions thereof (including the identity of the parties thereto)). 125,000,000 DM (approximately $80,000,000) of the Total Revolving Loan Commitment was drawn in connection with the acquisition.

            No material relationship exists between the Seller and the Registrant or any of its affiliates, directors or officers, or any associate of any such directors or officers.

            Widia is one of the world's leading producers of metalcutting products including carbide inserts and steel insert holders. Widia is also a leading supplier of carbide die and wear products and industrial magnets. The Registrant intends to operate Widia as a wholly-owned subsidiary of the Registrant and to have Widia continue to use a majority of its plant, equipment and other physical property substantially as it did prior to the Closing Date.

            The Press Release of the Registrant dated February 1, 1995, announcing the completion of the acquisition described above is filed herewith as Exhibit 99.2 and is incorporated herein by reference.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------

      (a)   Financial statements of business acquired

            The following financial statements of Widia GmbH are filed herewith as Item 7 (a):

            Report of Independent Auditors
            Combined statements of net assets as of December 31, 1994
                  and 1993
            Combined statements of operations for the years ended
                  December 31, 1994 and 1993
            Combined statements of cash flows for the years ended
                  December 31, 1994 and 1993
            Notes to combined financial statements

      (b)   Pro forma financial information

            The Pro Forma Consolidated Balance Sheet as of December 31, 1994, and the related Pro Forma Consolidated Statement of Earnings for the fiscal year ended December 31, 1994 reflecting, on a pro forma basis, the acquisition of Widia GmbH are filed herewith as
            Item 7 (b)

ITEM 7(A)













                  COMBINED FINANCIAL STATEMENTS


                          WIDIA GMBH
                              OF
                  FRIED. KRUPP AG HOESCH-KRUPP
            SUBJECT TO THE STOCK PURCHASE AGREEMENT
             BETWEEN FRIED. KRUPP AG HOESCH-KRUPP
                             AND
                    CINCINNATI MILACRON INC.

            YEARS ENDED DECEMBER 31, 1994 AND 1993

              WITH REPORT OF INDEPENDENT AUDITORS




                 COMBINED FINANCIAL STATEMENTS


                          WIDIA GMBH
            SUBJECT TO THE STOCK PURCHASE AGREEMENT
              BETWEEN FRIED. KRUPP AG HOESCH-KRUPP
                              AND
                     CINCINNATI MILACRON INC.






                        CONTENTS


                                                                        Page
                                                                        ----

Report of Independent Auditors                                           6


Combined Financial Statements:

Combined statements of net assets                                        7

Combined statements of operations                                        8

Combined statements of cash flows                                        9

Notes to combined financial statements                               10-28





                              REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Cincinnati Milacron Inc.

We have audited the accompanying combined statements of net assets of Widia GmbH (the "Acquired Business", see Note 1) subject to the Stock Purchase Agreement between Fried. Krupp AG Hoesch-Krupp and Cincinnati Milacron Inc. as of December 31, 1994 and 1993, and the related combined statements of operations, and cash flows for the years then ended. These financial statements are the responsibility of the Acquired Business' Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Germany and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined net assets of the Acquired Business as of December 31, 1994 and 1993, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in Germany.

Generally accepted accounting principles in Germany vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations for the years ended December 31, 1994 and 1993, and net assets as of December 31, 1994 and 1993, to the extent summarized in
Note 3 to the combined financial statements.

Dusseldorf, Germany                           COOPERS & LYBRAND GMBH
February 28, 1995                         Wirtschaftsprufungsgesellschaft





                                Buiting                       Wiegand
                           Wirtschaftsprufer           Wirtschaftsprufer and
                                                    Certified Public Accountant


                                WIDIA GMBH
                  SUBJECT TO THE STOCK PURCHASE AGREEMENT
                     BETWEEN FRIED. KRUPP AG HOESCH-KRUPP
                                    AND
                          CINCINNATI MILACRON INC.

                     Combined Statements of Net Assets
                              (DM in thousands)
December 31,                                                  1994         1993
                                                              ----         ----

ASSETS                                          Note
                                                ----
Non-current assets:
Intangible assets                               4             4,607       5,389
Fixed assets                                    5           115,161     133,026
Financial assets                                6             1,431       4,333
                                                            -------     -------
       Total non-current assets                             121,199     142,748
                                                            -------     -------
Current assets:
Inventories                                     7            93,913      98,165
Less payments received on orders                              2,486       1,307
                                                            -------     -------
                                                             91,427      96,858

Trade receivables                               8            69,002      69,299
Receivables from related entities                             7,813      36,644
Other assets                                    8             3,672       5,832
Cash                                                          4,426       6,219
                                                            -------     -------
       Total current assets                                 176,340     214,852
                                                            -------     -------
Prepaid expenses                                                844       1,034
                                                            -------     -------
       Total assets                                         298,383     358,634
                                                            =======     =======
LIABILITIES
Accruals:
Accruals for pensions and similar
       obligations                              9            44,170      57,627
Tax accruals                                   10             2,251       3,480
Other accruals                                 11            23,221      32,752
                                                            -------     -------
                                                             69,642      93,859
                                                            -------     -------
Other liabilities:                             12
Bank borrowings                                               8,816      14,342
Trade payables                                               22,154      15,297
Bills of exchange                                               666         932
Payables to related entities                                  9,494      11,340
Other liabilities                                            34,413      41,088
                                                            -------     -------
                                                             75,543      82,999
                                                            -------     -------
       Total liabilities                                    145,185     176,858
                                                            =======     =======
Minority interest                                            10,108       9,487
Reserve for special depreciation                             26,922      28,397
                                                            -------     -------
                                                             37,030      37,884
                                                            -------     -------
       Net Assets                              13           116,168     143,892
                                                            =======     =======

                        See notes to combined financial statements.


                                    WIDIA GMBH
                  SUBJECT TO THE STOCK PURCHASE AGREEMENT
                    BETWEEN FRIED. KRUPP AG HOESCH-KRUPP
                                       AND
                          CINCINNATI MILACRON INC.

                    Combined Statements of Operations
                           (DM in thousands)

Year Ended December 31,                                     1994           1993
                                                            ----           ----

                                              Note
                                              ----
Sales                                          17          364,036      371,137
Decrease in inventories                                      3,376       14,333
                                                           --------     --------
       Total output                                        360,660      356,804

Other operating income                         18           13,202       10,548
Cost of materials and services                 16           93,436      101,189
Personnel expenses                             20          173,999      185,874
Depreciation and amortization                 4-5           22,188       29,377
Other operating expenses                       21           82,116       84,686
                                                           --------     -------
       Operating profit/loss                                 2,123      (33,774)

Minority interest in earnings of
       affiliated entities                                   1,909        1,658
Interest expense, net                          22            2,078        6,628
                                                           --------     --------
Loss from ordinary business
       activities                                            1,864       42,060

(Loss) profit transfer from Krupp
       Medizintechnik GmbH                                  (2,401)         808

Extraordinary income                           23                        20,468
Extraordinary expenses                         24           11,217       20,068

Income taxes                                                 2,218        2,110
Other taxes                                                  8,362        8,093
                                                           --------     --------
Net loss before loss transfer
agreement with Krupp                                        26,062       51,055

Loss transfer to Krupp                                                   50,161
                                                           --------     --------
Net loss                                                    26,062          894
                                                           ========     ========

                      See notes to the combined financial statements.

                                    WIDIA GMBH
                  SUBJECT TO THE STOCK PURCHASE AGREEMENT
                    BETWEEN FRIED. KRUPP AG HOESCH-KRUPP
                                       AND
                            CINCINNATI MILACRON INC.

                        Combined Statements of Cash Flows
                              (DM in thousands)

Year Ended December 31,                                      1994          1993
                                                             ----          ----
Cash flows from operating activities:
Net loss before loss transfer agreement
      with Krupp                                            26,062       51,055
Adjustments to reconcile net loss
      to net cash provided by
      operating activities:
      Depreciation and amortization                         23,463       39,145
      Change in special depreciation                        (1,475)      (5,081)
      Net gain on disposals
        of non-current assets                               (1,012)        (565)
Changes in assets and liabilities:
      Inventories                                            5,431       33,978
      Trade receivables                                        297        7,197
      Trade payables                                         6,857       (5,609)
      Accrued liabilities                                  (11,867)     (13,871)
      Other liabilities                                     (6,941)         341
      Other assets                                           2,271        1,128
                                                           --------     --------
Cash (used for) provided by
      operating activities                                  (9,038)       3,650

Cash flows from investing activities:
Purchases of fixed assets                                   (8,747)     (11,469)
Disposals of fixed assets                                    2,751        1,283
Net cash provided by financial
      investments                                            2,890        2,604
Change in minority interest                                    621        1,128
                                                           --------     --------
Cash provided by
      investing activities                                  (2,485)      (6,454)

Cash flows from financing activities:
Loss transfer to Krupp                                                   50,161
Proceeds from bank borrowings                                7,642
Repayments of bank borrowings                              (13,168)     (53,850)
Proceeds from related entities, net                         16,481       15,498
Payments to related entities, net                           (1,846)     (11,680)
                                                           --------     --------
Cash provided
      by financing activities                                9,109          129

Exchange rate impacts on cash                                  621          848
                                                           --------     --------
Net decrease in cash                                        (1,793)      (1,827)
Cash at beginning of year                                    6,219        8,046
                                                           --------     --------
Cash at end of year                                          4,426        6,219
                                                           ========     ========

See notes to combined financial statements.

                                    WIDIA GMBH
                        SUBJECT TO THE STOCK PURCHASE AGREEMENT
                          BETWEEN FRIED. KRUPP AG HOESCH-KRUPP
                                        AND
                              CINCINNATI MILACRON INC.

                        Years Ended December 31, 1994 and 1993

                        Notes to Combined Financial Statements


1. PURCHASE AND SALE OF THE ACQUIRED BUSINESS

On November 28, 1994, a Stock Purchase Agreement ("the Agreement") was entered into between Fried. Krupp AG Hoesch-Krupp ("Krupp"), a German company, and Cincinnati Milacron Inc. ("Milacron"), a United States company. Krupp agreed to sell to Milacron the Widia GmbH entity and certain Widia GmbH foreign sales and service subsidiaries, collectively referred to hereafter as the "Acquired Business", and the related assets, liabilities and shareholdings as specified in the Agreement.

The Agreement specifies that, among other things, effective on or prior to the closing date, Krupp is to contribute the elements of the Acquired Business to the wholly-owned subsidiary, Widia GmbH, which will then be transferred to Milacron. As of December 31, 1994, not all of the transactions as specified in the agreement have been completed.

The Acquired Business includes the manufacturing, assembling, selling and distributing tools and wear parts of sintered carbide and other hard materials and magnets. These operations are accounted for in one industry segment, Industrial Products.

Due to the organization and reporting structure of Krupp, summarized financial records of the acquired business were not maintained as one consolidated group. Further, certain services such as financing and administration were provided by Krupp to the acquired business. Therefore, the accompanying financial statements do not purport to present the net assets or results of operations and cash flows of the acquired business as if it had been operated as a separate, unaffiliated entity, but rather as a component of Krupp's overall business during the periods presented.


2. SIGNIFICANT ACCOUNTING POLICIES

The accounting principles and valuation methods of the Acquired
Business have been consistently applied for both years presented.

ALL MONETARY AMOUNTS HEREIN ARE SHOWN IN THOUSANDS OF DEUTSCHE MARKS.

Principles of Combination - The entities included in the accompanying combined financial statements and the related equity ownership interest of the Acquired Business at December 31, 1994 are as follows:

         Name                       City, Country                   Ownership %
         ----                       -------------                   -----------

Widia Heinlein GmbH            Lichtenau, Germany                        100
Meturit AG                     Zug, Switzerland                          100
Krupp Widia
   Nederland B.V.              Woerden, Netherlands                      100
Widia Iberica S.A.             Vitoria, Spain                          * 100
   (former division of
   Krupp Hispania S.A.)
Herko Vitoria S.A.             Vitoria, Spain                          * 100
Krupp Widia U.K. Limited       High Wycombe, UK                        * 100
Krupp Widia S.P.A.             Milan, Italy                              100
Krupp Widia Vertriebs-
   gesellschaft m.b.H.         Perchtoldsdorf, Austria                   100
Krupp Widia Svenska A.B.       Stockholm, Sweden                         100
Krupp Widia S.E. Asia
   (Pte.) Limited              Singapore, Singapore                      100
Krupp Widia Korea Limited      Seoul, Korea                              100
Krupp Widia Japan Limited      Kobe, Japan                               100
Krupp Widia France S.A.        Vernouileet, France                     * 100
Widia (India) Limited          Bangalore, India                           51
Widaroc India Limited          Bangalore, India                          100
   (shares held by Widia
   (India) Limited


   Widaroc India Limited in the process of being merged upon Widia (India) Limited without affecting the shareholding of Meturit AG in Widia (India) Limited.

* As of December 31, 1994, these entities have not yet been obtained by Widia GmbH.


For all of the above listed entities, in which the Acquired Business has more than a 50% equity ownership interest (the "affiliated entities"), the full consolidation method has been used, except that in 1994 the subsidiary in Kobe, Japan, Krupp Widia Japan Limited, is not consolidated, but is effectively accounted for under the equity method of accounting. This subsidiary represented in 1993 less than one-half of one percent of the net loss before transfer to Krupp and less than three percent of sales of the acquired business. In regard to net assets, the subsidiary represented in 1994 and 1993 approximately one-half of one percent of the net assets of the acquired business. Management believes that in 1994, the results and net assets of Widia Japan Limited, would again have an immaterial impact on the consolidated accounts and therefore has deemed this presentation appropriate due to the natural disasters in that area.

Profit and Loss Transfer Agreements - The acquired business maintained a profit and loss transfer agreement with Krupp whereby the majority of the losses of the acquired business were transferred to Krupp. This agreement was terminated for the 1994 fiscal year. The acquired business also maintained a profit and loss transfer agreement with Krupp Medizintechnik GmbH, which is not part of the acquired business, whereby the results of Krupp Medizintechnik GmbH were transferred to the acquired business.

Foreign Currency Translation - The foreign currency amounts representing foreign affiliated entities in the combined statements of net assets have been translated into DM at the fiscal year-end exchange rates. Amounts in the combined statements of operations have been translated into DM using the average exchange rates for the periods involved. Translation gains or losses are included in net assets.

Intangible Assets - Intangible assets consist mainly of goodwill arising on the acquisition of Widia Heinlein GmbH and purchased computer software. Amortization is provided using the straight-line method over fifteen years for goodwill and generally four years for computer software.

Fixed Assets - Fixed assets are valued at acquisition cost.
Depreciation is provided using the straight-line method over the assets' useful lives as follows:

Fixed Assets

              Buildings -                            25   - 50    years
              Technical facilities
                   and machinery -                    3   - 10    years
              Facilities, factory
                   and office equipment -             4   - 10    years


Inventories - Raw materials, manufacturing supplies and goods purchased for resale are valued at the lower of cost, determined on an average, or market. Finished goods are valued at the lower of manufacturing cost, determined on an average or net realizable value and comprise direct material and labor and applicable manufacturing overheads including depreciation charges. Obsolescence provisions are made to the extent that inventory risks are determinable.

Trade Accounts Receivable - Receivables are presented net of allowances for doubtful accounts. Allowances are provided for both the specific and general risks inherent in receivables. The Acquired Business evaluates the credit worthiness of each customer, but it does not normally require its trade accounts receivable to be collateralized.

Income Taxes - The entities comprising the Acquired Business maintain substantially the same tax and financial reporting bases for assets and liabilities and therefore deferred taxes generally do not result.

Pension Obligations - Accruals and provisions for pensions and similar obligations are actuarially determined and are based on discounted amounts.

Liabilities - Liabilities are presented at their repayment amounts.

Other Accruals - Accruals for employee termination indemnity are based on contractual agreements between management and the Workers' Council. Accruals and provisions for estimated costs related to product warranty are made at the time the products are sold.

Revenue Recognition - Revenue is recognized when title passes or services are rendered, net of discounts and rebates granted.

Foreign Currency Transactions - Foreign currency receivables and payables are recorded at historical rates unless using the exchange rate at the fiscal year-end would result in an unrealized foreign currency exchange loss. This results in unrealized losses being recognized currently and unrealized gains being deferred until they are realized. Unrealized gains on foreign exchange forward contracts are deferred and recognized as part of the specific transaction hedged, but unrealized losses are recognized currently.

Total Cost Method - The statements of operations have been presented using the total cost (or type of expenditure) method which is a common German GAAP method in use. In this format, production and all other expenses incurred during the period are classified by type of expense. Sales for the period, and the net decrease in finished goods and work in process are classified as Total Output.


3. SIGNIFICANT DIFFERENCES BETWEEN GERMAN GAAP AND US GAAP

The combined financial statements of the Acquired Business comply with German GAAP as prescribed by the German Commercial Code, which differs in certain significant respects from US GAAP. The significant differences which affect the combined net loss and combined net assets of the Acquired Business are as follows:


a. Pensions - The Acquired Business provides for pension costs based on actuarial studies using the entry age method as defined in the German tax code. US GAAP, as defined by SFAS No. 87, "Employers' Accounting for Pensions", is more prescriptive, particularly as to the use of actuarial assumptions, and requires that a different actuarial method (the projected unit credit method) be used. The application of this method is further described in Note 9.

b. Special Depreciation - As allowed by German GAAP, depreciation may be calculated utilizing accelerated depreciation methods with the difference resulting between the accelerated and straight-line method being regarded as a special depreciation reserve. Under US GAAP, this practice is not acceptable.

c. Financial Closing Accrual - In accordance with German GAAP, the acquired business records an accrual at the end of the year for the estimated future costs to be incurred in conjunction with the financial close and reporting. This is not acceptable for US GAAP.

d. Loss Transfer - As allowed by German GAAP, the acquired business had a profit and loss transfer agreement with Krupp whereby the majority of the loss of the acquired business is transferred to Krupp. This agreement was cancelled in 1994. This presentation is not acceptable for US GAAP.

e. Profit Transfer - As allowed by German GAAP, the acquired business also had a profit and loss transfer agreement with Krupp Medizintechnik GmbH, which is not part of the acquired business, whereby the results of Krupp Medizintechnik GmbH were transferred to the acquired business. This presentation is not acceptable for US GAAP. In 1994, the results of Krupp Medizintechnik GmbH were funded by Krupp and included with other operating income (see Note 18) and therefore no adjustment is required in 1994.

f. Investment Grants - As allowed by German GAAP, the acquired business records investment grants as other income. In accordance with US GAAP, investment grants of this nature are to be recorded as a reduction of the cost of the related asset.

g. Deferred Taxes - Under German GAAP, deferred taxes are calculated on the liability method, but are recognized only to the extent that consolidated deferred tax liabilities exceed consolidated deferred tax assets. Under US GAAP, as prescribed by SFAS No. 109 "Accounting for Income Taxes", deferred taxes are provided for all temporary differences using enacted tax rates. There is, however, no deferred tax adjustment below as deferred tax assets exceed deferred tax liabilities and that a valuation allowance has been recorded as of December 31, 1994 and 1993 to the extent that deferred tax assets exceed deferred tax liabilities due to the past poor operating results and uncertainty of the future profitability of the acquired business.

Reconciliation to US GAAP - The following is a summary of the significant adjustments to net loss for the years ended December 31, 1994 and 1993 and to net assets as of December 31, 1994 and 1993, which would be required if US GAAP had been applied instead of German GAAP.

                                               Note       1994           1993
                                               ----       ----           ----
Net loss as reported in the
   combined statements of opera-
   tions under German GAAP                              (26,062)       (894)

Adjustment required to conform with
   US GAAP           - Pensions                   a      (1,786)      (1,822)
                     - Special
                        depreciation              b      (1,475)      (3,017)
                     - Financial closing
                        accrual                   c         (41)         (85)
                     - Loss transfer              d                  (50,161)
                     - Profit transfer            e                     (808)
                     - Investment grants          f      (2,090)        (190)
                                                        -------      -------
NET LOSS IN ACCORDANCE WITH US GAAP                     (31,454)     (56,977)
                                                        ========     ========


                                               Note       1994           1993
                                               ----       ----           ----
Net assets as reported in the
   combined statements of net
   assets under German GAAP                             116,168      143,892

Adjustment required to conform with
   US GAAP           - Pensions                   a      (3,944)      (2,158)
                     - Special
                        depreciation              b      26,922       28,397
                     - Financial closing
                       accrual                    c         881          965
                     - Investment grants          f      (1,520)      (1,330)
                                                       --------     --------
NET ASSETS IN ACCORDANCE WITH US GAAP                   138,507      169,766
                                                       ========     ========

4. INTANGIBLE ASSETS
                                                          1994         1993
                                                          ----         ----
Balance at beginning of year                              9,993       10,443

Additions                                                   241           78
Disposals                                                   641          559
Translation                                                (165)          31
                                                        --------     --------
Balance at end of year                                    9,428        9,993
Accumulated amortization                                  4,821        4,604
                                                        --------     --------
Net Book Value                                            4,607        5,389
                                                        ========     ========
Amortization for the year                                   861        1,093
                                                        ========     ========

5. FIXED ASSETS

                                                        Other
                                                      equipment       Advance
                                       Technical       factory       payments
                                       equipment         and            and
                          Land and        and          office      construction
                          buildings    machinery      equipment     in progress   Total
                          ---------    ---------      ---------     -----------   -----
Balance at
 January 1,1993             72,103      234,987         63,675        6,526   377,291
Additions                      478        7,998          2,112          881    11,469
Reclassifications            1,091        3,399            456       (4,946)
Disposals                       92       14,275          4,276          207    18,850
Translation                   (357)        (843)          (239)        (130)   (1,569)
                            -------     --------        -------      -------  --------
                            73,223      231,266         62,728        2,124   368,341
Accumulated
  depreciation              16,898      169,614         48,210          593   235,315
                            -------     --------        -------      -------  --------

Net Book Value at
  December 31, 1993         56,325       61,652         13,518        1,531   133,026
                            =======     ========        =======      =======  ========
Depreciation for
  the year                   1,805       28,679          7,359          209    38,052
                            =======     ========        =======      =======  ========
Balance at
  January 1, 1994           73,223      231,266         61,728        2,124   368,341
Additions                      277        7,011          1,190          269     8,747
Reclassifications                         1,235             72       (1,307)
Disposals                      283       26,707          5,241          330    32,561
Translation                   (426)      (1,727)           (75)         (43)   (2,271)
                            -------     --------        -------      -------  --------
                            72,791      211,078         57,674          713   342,256
Accumulated
 depreciation               19,192      159,768         47,621          514   227,095
                            -------     --------        -------       ------  --------
Net Book Value at
  December 31, 1994         53,599       51,310         10,053          199   115,161
                            =======     ========        =======       ======  ========
Depreciation for
  the year                   2,562       15,617          4,279          144    22,602
                            =======     ========        =======       ======  ========

During 1993, write-downs of fixed assets of 11,020 were recorded. Of this amount, 9,768 was recorded as extra-ordinary expense. These amounts are shown with the depreciation for the year. During 1994, write-downs of fixed assets of 1,275 were recorded, which are shown as extra-ordinary expense.


6. FINANCIAL ASSETS

                                  Investments
                                      in
                                  associated        Long-term
                                   entities        receivables         Total
                                   --------        -----------         -----


Balance at
   January 1, 1993                   5,420             937             6,357
Additions                                               78                78
Write-down to fair
   market value                      1,155                             1,155
Disposals                            1,042              46             1,088
Translation                            139               2               141
                                    -------           -----            ------
Net Book Value at
   December 31, 1993                 3,362             971             4,333
                                    ======           =====             ======
Balance at
   January 31, 1994                  3,362             971             4,333
Additions                              461              45               506
Disposals                            3,362              34             3,396
Translation                                            (12)              (12)
                                    -------          ------            ------
Net Book Value at
   December 31, 1994                   461             970             1,431
                                     ======         =======           =======

7. INVENTORIES
                                                            1994         1993
                                                            ----         ----

Raw materials and manufacturing supplies                   13,805       13,560

Work in process                                            27,143       30,309

Finished goods and goods purchased
   for resale                                              52,297       53,603

Advance payments to suppliers                                 668          693
                                                           ------       ------
                                                           93,913       98,165
                                                           ======       ======


8. RECEIVABLES AND OTHER ASSETS

Trade receivables are due within one year (1993: 37 were due after one year).

Receivables from related entities are all due within one year.

Other assets consist primarily of non-trade receivables of 3,165 (1993:
5,354), of which amounts maturing after more than one year are 14
(1993: 16).


9. PENSION OBLIGATIONS

The Acquired Business operates two defined benefit pension plans in Germany, both based on years of service, to substantially all employees. One plan is for the benefit of non-exempt employees while the other plan is for exempt employees. Pensions are related to average earnings near retirement or earlier death or disability as well as to fixed amounts.

Some of the foreign affiliated entities operate immaterial defined benefit and defined contribution pension plans.

Pension benefit obligations are determined based on actuarial studies using the entry age method as defined in the German tax code and are based on an assumed interest rate of 6%. All of the material pension plans are unfunded.

The following information for the Acquired Business' material pension plans is provided on a US GAAP basis (see Note 3) in accordance with the US GAAP disclosure requirements of SFAS No. 87.

The net periodic pension cost of the Acquired Business for the retirement plans comprised:

                                                            1994         1993
                                                            ----         ----
Service cost: present value of benefits
   earned during the year                                  1,150        1,263
Interest cost on projected benefit
   obligation                                              4,387        4,461
Amortization of transition amount                            562          562
                                                           ------       ------
   Total Pension Cost                                      6,099        6,286
                                                          ======       ======

The status of the Acquired Business' retirement plans is as follows:

                                                            1994         1993
                                                            ----         ----
Actuarial present value of benefits:
   Vested                                                 45,505       55,839
   Nonvested                                               2,551        3,543
                                                          -------      -------
Accumulated benefit obligation                            48,056       59,382
Effect of projected future salary increase                 9,532        5,408
                                                          -------      -------
Projected benefit obligation                              57,588       64,790
Unrecognized transition amount                             7,308        7,870
Unrecognized net loss (gain)                               1,239       (2,575)
                                                          -------      -------
   Pension Liability                                      49,041       59,495
                                                          =======      =======

For both 1994 and 1993, the assumed discount rate and rates of increase in remuneration and post-retirement pension increases used in calculating the projected benefit obligation were 7%, 4%, and 3%, respectively.

As part of the sales agreement, Krupp agreed to maintain the liability as of December 31, 1994 resulting from pension rights concerning those employees who left the acquired business before June 1, 1983. This amount of approximately 12,000 has therefore been excluded from the total pension liability as of December 31, 1994 and decreased the receivable from related entities as specified by the Agreement.

10. TAX ACCRUALS

Tax accruals include mainly income taxes and relate primarily to taxes payable in countries other than Germany. Cash paid for income taxes totalled 3,447 (1993: 2,162).

11. OTHER ACCRUALS
                                                           1994         1993
                                                           ----         ----
Bonuses, vacation pay and
   related social benefit costs                           9,758        8,288
Employee termination indemnity                            2,694        8,370
Product warranties                                          630        1,155
Outstanding invoices                                      2,066        2,209
Litigation                                                1,071        1,205
Sales commissions                                         1,179          268
Restructuring reserves                                    1,040        6,929
Other                                                     4,783        4,328
                                                         ------       ------
                                                         23,221       32,752
                                                         ======       ======
12. LIABILITIES
                                                           1994         1993
                                                           ----         ----
Bank borrowings, of which due within one
   year 8,096 (1993: 13,168); in more than
   one year and less than
   five years 720 (1993: 1,174)                           8,816       14,342
                                                          =====       ======

Other liabilities:
   Payroll withholding and value added
      tax, all due within one year                        5,688        5,212
   Social benefits, all due within one year               5,074        5,301
   Wages and salaries, all due within
      one year                                            4,689        5,153
Other borrowings, due within one year
      3,943 (1993: 6,515), in more than
      one year and less than five years
      7,568 (1993: 9,598), in more than
      five years 510 (1993: 1,890)                       12,029       18,003
Other, all due within one year                            6,933        7,419
                                                         ------       ------
Total other liabilities                                  34,413       41,088
                                                         ======       ======

Maturities of long-term bank borrowings by year after December 31, 1994 are 1995: 180; 1996: 180; 1997: 180; 1998: 180; 1999: 180. Weighted
average interest rates on bank borrowings were 13.0% (1993: 12.1%). Bank and other borrowings of 12,007 (1993: 14,087) are secured by mortgages and hypothecations of fixed assets with net book values totalling 37,088 (1993: 38,799). Cash paid for interest totalled 1,263 (1993: 3,390).

Trade payables, bills of exchange and payables to related entities are all due within one year.

13. NET ASSETS
                                                         1994         1993
                                                         ----         ----
Balance at beginning of year                           143,892      145,248
Net loss before loss transfer
   agreement with Krupp                                              51,055
Loss transfer to Krupp                                               50,161
Net loss for the year                                   26,062
Translation differences                                 (1,662)        (462)
                                                       --------     --------
Balance at end of year                                 116,168      143,892
                                                       ========     ========


14. CONTINGENT LIABILITIES
                                                          1994         1993
                                                          ----         ----

Issuance and transfer of bills of exchange               8,630        5,807
Guarantees                                               5,900        5,856
Security for third party liabilities                     1,419          630
                                                        -------      -------
                                                        15,949       12,293
                                                        =======      =======

Various lawsuits arising during the normal course of business are pending against the Acquired Business. In the opinion of the Acquired Business' management, the ultimate liability, if any, resulting from these matters will have no significant effect on the Acquired Business' combined net assets. The significance of these matters on the Acquired Business' future operating results depends on the level of future results of operations as well as on the timing and amount of the ultimate outcomes.


15. COMMITMENTS

Commitments to purchase fixed assets were 151 (1993: 875).

The Acquired Business leases certain property, machinery and office equipment under operating leases, some of which include varying renewal and purchase options. Included in the combined statements of operations are operating lease expenses totalling 5,824 (1993: 7,635). At December 31, 1994, future operating lease commitments with initial remaining terms of more than one year are 1995: 2,991; 1996: 2,182; 1997: 1,758; 1998: 1,270; 1999: 1,012; after 1999: 15,978. Included in these amounts are leases from related parties for the administration building and hire of real estate with initial remaining terms of more than one year as follows: 1995-1999: 708 each year; after 1999:
15,896. The leases from related parties are generally at below market rates.


16.    COST OF MATERIALS AND SERVICES
                                                          1994         1993
                                                          ----         ----
Raw materials, consumables, supplies
   and merchandise                                       72,739       83,584
Purchased services                                       20,697       17,605
                                                         ------      -------
                                                         93,436      101,189
                                                         ======      =======

17.    GEOGRAPHIC INFORMATION

An analysis of operations by geographic region is as follows:

                                     Rest of
                         Germany     Europe       Asia     Other       Total
                         -------     ------       ----     -----       -----
   1994
   ----
Net sales                171,485     110,044      63,066    19,441    364,036

Inter-regional sales      35,202     (34,443)       (759)

Operating profit           1,000         642         368       113      2,123

Identifiable assets      200,173      45,661      52,549              298,383

Depreciation and
   amortization           17,541       1,678       2,969               22,188

Capital expenditures       5,154       1,098       2,495                8,747

   1993
   ----
Net sales                172,093     111,821      72,718    14,505    371,137

Inter-regional sales      26,825     (23,206)     (3,619)

Operating loss           (15,655)    (10,179)     (6,620)   (1,320)   (33,774)

Identifiable assets      244,685      58,731      54,757       461    358,634

Depreciation and
   amortization           22,897       2,964       3,516               29,377

Capital expenditures       3,802       1,342       6,325               11,469

The Acquired Business' manufacturing facilities are located in Germany, The Netherlands, Spain, France and India, and its operations in other countries are carried out through the entities described in Note 2.
The operating profit/loss is allocated to the geographic regions based on net sales.

18. OTHER OPERATING INCOME
                                                           1994         1993
                                                           ----         ----

Release of special depreciation reserve                   4,504        1,258
Transfer from Krupp for loss of
   Krupp Medizintechnik GmbH                              2,401
Government grant                                          1,900
Gain on sales of fixed assets                             1,696        1,002
Gain on sale of financial investments                                  2,115
Reversal of accruals                                        559        1,038
Bad debt recoveries                                         363        2,020
Exchange gains                                              127        1,393
Other                                                     1,652        1,722
                                                         ------       ------
                                                         13,202       10,548
                                                         ======       ======


19. RESEARCH AND DEVELOPMENT

Costs incurred for product research and development were 12,918 (1993:
11,931).


20. PERSONNEL EXPENSES\EMPLOYMENT

Personnel expenses:                                        1994         1993
                                                           ----         ----

Wages and salaries                                      139,855      150,980
Social levies and pensions, of which for
   pensions 5,675 (1993: 6,020)                          34,144       34,894
                                                        -------      -------
                                                        173,999      185,874
                                                        =======      =======

Employment (as of the end of the year):                    1994         1993
                                                           ----         ----

Hourly employees                                          2,195        2,345
Salaried employees                                        1,132        1,306
                                                        -------      -------
                                                          3,327        3,651
                                                        =======      =======

The above employment figures include those at foreign affiliated and associated entities totalling 1,978 (1993: 2,040) of which are employed in India 1,509 (1993: 1,486). The total weighted average number of employees was 3,533 (1993: 3,811).

21. OTHER OPERATING EXPENSES
                                                           1994         1993
                                                           ----         ----

Selling                                                  11,432       10,603
Maintenance and repairs                                  10,715       10,037
External data processing                                  7,744        8,541
Travel                                                    7,037        7,710
Rental                                                    5,824        7,635
Related party administration fees                         5,060        5,208
Other employee social                                     3,893        4,851
Mail                                                      3,507        3,881
Advertising                                               3,385        3,525
Legal and consulting                                      2,396        1,038
Additions to special depreciation reserve                 3,029        1,797
Bad debt                                                  2,458        2,905
Insurance                                                 2,207        2,554
Office supplies                                           1,538        1,873
Public levies and dues                                    1,210        1,352
Loss on disposals of fixed assets                           684          876
Investment write-offs                                                  1,155
Loss on disposals of financial assets                                    521
Other                                                     9,997        8,624
                                                         ------       ------
                                                         82,116       84,686
                                                         ======       ======


22. INTEREST EXPENSE, NET
                                                           1994         1993
                                                           ----         ----

Interest income from long-term loans                         71           59
Other interest and similar income, of which
   from related entities 1,558 (1993: 626)                2,139        1,221
Interest expense, of which
   from related entities 265 (1993: 1,031)                4,288        7,908
                                                         ------       ------
                                                          2,078        6,628
                                                         ======       ======

23. EXTRAORDINARY INCOME

                                                                        1993
                                                                        ----
   Restructuring expense
      transfer Krupp                                                  13,910
   Income related to special
      depreciation write-offs                                          3,556
   Reversal of accrual for
      restructuring activities                                         3,002
                                                                      ------
                                                                      20,468
                                                                      ======

24. EXTRAORDINARY EXPENSE

                                                           1994         1993
                                                           ----         ----

   Write-off fixed assets                                 1,275        9,768
   Expense for restructuring
      activities                                          9,942       10,300
                                                         ------       ------
                                                         11,217       20,068
                                                         ======       ======

25. FOREIGN EXCHANGE CONTRACTS

The Acquired Business enters into foreign exchange contracts to hedge foreign currency transactions on a continuing basis for periods commensurate with its known or expected exposures, primarily related to machinery sales and purchase of production materials denominated in foreign currencies. The purpose of this practice is to minimize the effect of foreign currency exchange rate fluctuations on operating results.

At December 31, 1994, the Acquired Business had outstanding foreign exchange contracts totalling 9,246, which generally mature in periods of one year or less. These foreign exchange contracts are legal agreements between two parties to purchase and sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future.

The Acquired Business does not engage in speculation. Management does not anticipate any material adverse effect on its financial position resulting from its involvement in these instruments.

26. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Acquired Business to significant concentrations of credit risk consist principally of cash and accounts receivable. The carrying amount of these items are a reasonable estimate of their fair market value due to their short-term nature.

Concentrations of credit risk with respect to accounts receivable are generally diversified due to the large number of entities comprising the customer base of the Acquired Business and their disposition across many different industries and geographic locations. No single customer accounted for a significant amount of the sales of the Acquired Business and there was no significant accounts receivable from a single customer.



ITEM 7(B)


                         CINCINNATI MILACRON INC. AND SUBSIDIARIES
                              PRO FORMA FINANCIAL INFORMATION
                           (In millions, except per share data)
                                        (Unaudited)


On February 1, 1995 (the "Closing Date"), Cincinnati Milacron Inc. (the "Company") completed the acquisition of 99.92% of the outstanding shares of Krupp Widia GmbH ("Widia") from Fried. Krupp AG Hoesch-Krupp (the "seller") for DM 120.8 million (approximately $80 million based on the exchange rate in effect on the Closing Date), which included DM 7.1 million (approximately $5 million) for the settlement of all intercompany liabilities to the seller as of the Closing Date. The Company financed the purchase by drawing on its revolving credit facility with its existing bank group which had been amended in December, 1994, to increase the amount of borrowings available thereunder from $130.0 million to $200.0 million, including borrowings denominated in German marks up to an equivalent of $100.0 million.

Certain of Widia's worldwide operations, including its principal European plant located in Essen, Germany, were restructured by the seller during 1993 and 1994 to improve manufacturing efficiency, divest marginal business and product lines and reduce personnel levels. The Company has identified additional restructuring actions that are intended to improve Widia's profitability in the future. It is expected that these additional actions, which are intended to complement the actions already taken prior to the acquisition, will be substantially completed during 1995. The Company estimates that the annual savings in relation to Widia's historical 1994 operations that will result from all of these actions will be no less than $9.0 million (see note (d) to Pro Forma Consolidated Statement of Earnings).

The following pro forma consolidated balance sheet and statement of earnings (collectively the "pro forma consolidated statements") are based on the historical financial statements of the Company and Widia adjusted to give effect to the acquisition (and, in the case of the pro forma consolidated statement of earnings, the restructuring) of Widia. The pro forma consolidated statement of earnings assumes that the acquisition and the restructuring of Widia occurred as of the first day of the Company's 1994 fiscal year, and the pro forma consolidated balance sheet assumes that the acquisition (but not the restructuring) of Widia occurred on the last day of the Company's 1994 fiscal year.

The pro forma consolidated statements reflect the purchase method of accounting for the acquisition of Widia using estimated purchase accounting adjustments which are subject to revision once appraisals, actuarial reviews and other studies of the fair value of the assets and liabilities of Widia are completed. Final purchase accounting adjustments may differ from the pro forma adjustments presented herein and described in the accompanying notes.

The pro forma consolidated statements do not purport to present what the Company's financial position and results of operations would actually have been had the acquisition and restructuring of Widia occurred on the first day of the Company's 1994 fiscal year or on the last day of the Company's 1994 fiscal year, as specified above, or purport to project the Company's results of operations for any future period. The pro forma consolidated statements reflect certain assumptions described in the accompanying notes, including the Company's expectations of anticipated cost savings from the restructuring of Widia. The actual savings may vary from these expectations. The pro forma consolidated statements and accompanying notes should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994, the Company's Current Report on Form 8-K dated February 1, 1995 (both filed with the Securities and Exchange Commission), and the audited combined financial statements of Widia that are filed herewith as
Item 7(a).

                           CINCINNATI MILACRON INC. AND SUBSIDIARIES
                             PRO FORMA CONSOLIDATED BALANCE SHEET
                                         (In millions)

                                                           December 31, 1994
                                       -------------------------------------------------------
                                                                                      Cincinnati
                                       Historical                      Acquisition     Milacron
                                       Cincinnati       Historical      Pro Forma      and Widia
                                        Milacron         Widia (a)     Adjustments   Consolidated
                                       ----------------------------------------------------------
ASSETS
Current assets
  Cash and cash
     equivalents . . . . . . . . . . .  $  21.5          $   2.9       $  80.4 (b)    $  24.1
                                                                         (74.9)(c)
                                                                          (5.8)(e)

   Notes and accounts
     receivable, less
     allowances. . . . . . . . . . . .    188.0             44.5                        232.5

   Receivables from seller . . . . . .                       5.0           4.8 (d)        -
                                                                          (9.8)(e)

  Inventories. . . . . . . . . . . . .    267.2             60.2          (1.3)(f)      326.1

   Other current assets. . . . . . . .     38.0              3.0                         41.0
                                        -----------------------------------------------------
     Total current assets. . . . . . .    514.7            115.6          (6.6)         623.7

Property, plant and
   equipment - net . . . . . . . . . .    198.8             73.3          (4.8)(d)      251.3
                                                                         (16.0)(f)

Other noncurrent assets. . . . . . . .     74.1              4.2            .2 (b)       99.9
                                                                          21.4 (f)
                                        -----------------------------------------------------

   Total assets. . . . . . . . . . . .  $ 787.6          $ 193.1       $  (5.8)       $ 974.9
                                        =====================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Amounts payable to banks
     and current portion
     of long-term debt . . . . . . .    $  83.9          $   8.0       $  80.6 (b)    $ 172.5

   Trade accounts payable. . . . . .       99.2             14.7                        113.9

   Payables to seller. . . . . . . .                         6.1           9.5 (d)        -
                                                                         (15.6)(e)
   Advance billings
     and deposits. . . . . . . . . .       39.6                                          39.6

   Accrued and other
     current liabilities . . . . . .      140.6             34.5           1.6 (c)      183.8
                                                                           7.1 (f)
                                         ----------------------------------------------------
       Total current
          liabilities. . . . . . . .      363.3             63.3          83.2          509.8

Long-term accrued
   liabilities . . . . . . . . . . .      123.5             34.8            .3 (f)      158.6

Long-term debt and
   lease obligations . . . . . . . .      143.0              5.7                        148.7
                                        -----------------------------------------------------

     Total liabilities . . . . . . .      629.8            103.8          83.5          817.1

Commitments and
   contingencies . . . . . . . . . .        -                -               -             -

Shareholders' equity
   Preferred shares. . . . . . . . .        6.0                                           6.0
   Common shares and net
     assets purchased. . . . . . . .      289.2             89.3         (76.5)(c)      289.2
                                                                          (9.5)(d)
                                                                          (3.3)(f)
   Accumulated deficit . . . . . . .     (125.9)                                       (125.9)
   Cumulative foreign
     currency translation
     adjustments . . . . . . . . . .      (11.5)                                        (11.5)
                                        -----------------------------------------------------
       Total shareholders'
        equity . . . . . . . . . . .      157.8             89.3         (89.3)         157.8
                                        -----------------------------------------------------

   Total liabilities and
     shareholders' equity. . . . . .    $ 787.6          $ 193.1       $  (5.8)       $ 974.9
                                        =====================================================


See notes to Pro Forma Consolidated Balance Sheet.


                         CINCINNATI MILACRON INC. AND SUBSIDIARIES
                       NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                       (In millions)



(a) The amounts in the "Historical Widia" column are derived from the audited combined statement of net assets of Widia GmbH as of December 31, 1994, which was prepared based on accounting principles generally accepted in the Federal Republic of Germany. The balance sheet of Widia presented herein reflects all material adjustments necessary to present Widia's financial position in conformity with accounting principles generally accepted in the United States.

(b) The acquisition of Widia was financed as shown in the following table.

       Funds provided:
         Borrowings under revolving
           credit facility . . . . . . . . . . . . . . . . . .     $ 80.6
         Payment of facility transaction costs . . . . . . . .        (.2)
                                                                   ------
            Total funds provided . . . . . . . . . . . . . . .     $ 80.4
                                                                   ======

(c) The following tables depict the calculation of the Company's purchase price and its preliminary allocation to Widia's assets using estimated purchase accounting adjustments which are subject to revision once appraisals, actuarial reviews and other studies of the fair value of the assets and liabilities of Widia are completed. Final purchase accounting adjustments may differ from the amounts shown below. Under the terms of the purchase agreement, the cash purchase price of the shares of Widia as of February 1, 1995 was $74.9 million.

       Calculation of acquisition cost:

         Purchase of Widia . . . . . . . . . . . . . . . . . .     $ 74.9
         Accrual for transaction fees. . . . . . . . . . . . .        1.6
                                                                   ------
            Total acquisition cost . . . . . . . . . . . . . .     $ 76.5
                                                                   ======

       Allocation of acquisition cost:
         Cash and cash equivalents . . . . . . . . . . . . . .     $  2.9
         Accounts receivable . . . . . . . . . . . . . . . . .       44.5
         Receivables from seller . . . . . . . . . . . . . . .        9.8
         Inventories . . . . . . . . . . . . . . . . . . . . .       58.9
         Other current assets. . . . . . . . . . . . . . . . .        3.0
         Property, plant and equipment . . . . . . . . . . . .       52.5
         Other noncurrent assets . . . . . . . . . . . . . . .       25.6
         Historical liabilities assumed
           (including $.3 previously
             not recorded) . . . . . . . . . . . . . . . . . .      (98.0)
         Payables to seller. . . . . . . . . . . . . . . . . .      (15.6)
         Accrual for future
           restructuring costs . . . . . . . . . . . . . . . .       (7.1)
                                                                   ------
              Total acquisition cost . . . . . . . . . . . . .     $ 76.5
                                                                   ======


(d) During January, 1995, certain intercompany transactions occurred between the seller and Widia that were required to be completed prior to the Closing Date under the terms of the purchase agreement. These included the sale to the seller by Widia of two buildings and the purchase from the seller by Widia of three subsidiaries that it had not previously owned. The effects of these transactions are not included in the "Receivables from seller" and "Payables to seller" balances that are included in the "Historical Widia" column of the Pro Forma Consolidated Balance Sheet.

(e) Under the terms of the purchase agreement, Widia's actual intercompany liability to the seller (net of its intercompany receivables from the seller) as of the Closing Date of $4.6 million was settled in cash. Such intercompany receivables and payables as of December 31, 1994 (adjusted to include amounts related to the transactions described in note (d), above), were as follows:


       Payables to seller. . . . . . . . . . . . . . . . . . .     $ 15.6
       Receivables from seller . . . . . . . . . . . . . . . .       (9.8)
                                                                   ------
       Net additional cash to be paid
         as of December 31, 1994 . . . . . . . . . . . . . . .     $ (5.8)
                                                                   ======

(f) Purchase accounting adjustments to Widia's historical asset values as follows:

    Adjustment of inventory values to reflect the Company's valuation methods.

    Adjustment of property, plant and equipment to fair value.

    Recording of goodwill arising from the purchase of Widia by the Company of $24.0 million, partially offset by the elimination of historical goodwill of $2.6 million.

    Adjustment of the pension liability of one of Widia's subsidiaries by $.3 million.

    Recording of reserves for the further restructuring of Widia of $7.1 million.

    Certain of Widia's worldwide operations, including its principal European plant located in Essen, Germany, were restructured by the seller during 1993 and 1994 to improve manufacturing efficiency, divest marginal business and product lines and reduce personnel levels. The Company has identified additional restructuring actions that are intended to improve Widia's profitability in the future. It is expected that these additional actions, which are intended to complement the actions already taken prior to the acquisition, will be substantially completed during 1995.


                           CINCINNATI MILACRON INC. AND SUBSIDIARIES
                         PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                            (In millions, except per share amounts)


                                                     Year ended December 31, 1994
                                       -------------------------------------------------------
                                                                                   Cincinnati
                                       Historical                   Acquisition     Milacron
                                       Cincinnati    Historical      Pro Forma      and Widia
                                        Milacron      Widia (a)     Adjustments   Consolidated
                                       -------------------------------------------------------

Sales. . . . . . . . . . . . . . . .   $1,197.1       $ 224.7                       $1,421.8

Cost of products sold. . . . . . . .      904.8         171.7        $ (5.6)(d)      1,067.8
                                                                       (1.0)(f)
                                                                        (.8)(h)
                                                                        (.5)(i)
                                                                        (.8)(j)
                                        -----------------------------------------------------
   Manufacturing margins . . . . . .      292.3          53.0           8.7            354.0

Other costs and expenses
   Selling and
     administrative. . . . . . . . .      222.2          57.2          (3.4)(d)        275.3
                                                                        (.3)(h)
                                                                        (.3)(i)
                                                                        (.1)(j)

   Other - net . . . . . . . . . . .        5.9          12.5            .2 (c)         12.4
                                                                       (6.8)(e)
                                                                        (.3)(g)
                                                                         .9 (k)
                                        ------------------------------------------------------
     Total other costs
        and expenses . . . . . . . .      228.1          69.7         (10.1)           287.7
                                        ------------------------------------------------------
Operating earnings (loss). . . . . .       64.2         (16.7)         18.8             66.3

Interest
   Income. . . . . . . . . . . . . .        2.6           1.3                            3.9
   Expense . . . . . . . . . . . . .      (17.9)         (2.6)         (4.8)(b)        (25.6)
                                                                        (.3)(l)
                                       -------------------------------------------------------
     Interest - net. . . . . . . . .      (15.3)         (1.3)         (5.1)           (21.7)
                                       -------------------------------------------------------
Earnings (loss) before
   income taxes. . . . . . . . . . .       48.9         (18.0)         13.7             44.6

Provision for
   income taxes. . . . . . . . . . .       11.2           1.4                           12.6
                                       -------------------------------------------------------
Net earnings (loss). . . . . . . . .   $   37.7       $ (19.4)       $ 13.7         $   32.0
                                       =======================================================
Net earnings (loss) per
   common share  . . . . . . . . . .     $ 1.10                                       $  .93
                                       =========                                     =========
Weighted average number of
   common shares and common
   share equivalents
   outstanding . . . . . . . . . . .       34.1                                         34.1
                                       =========                                     =========


See Notes to Pro Forma Consolidated Statement of Earnings.


                         CINCINNATI MILACRON INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                               YEAR ENDED DECEMBER 31, 1994
                                       (In millions)


(a) The amounts in the "Historical Widia" column are derived from the audited combined statement of operations of Widia GmbH for the fiscal year ended December 31, 1994, which was prepared based on accounting principles generally accepted in the Federal Republic of Germany. The statement of earnings of Widia for the fiscal year ended December 31, 1994 presented herein reflects all material adjustments necessary to present Widia's results of operations for that period in conformity with accounting principles generally accepted in the United States.

    Widia's historical statement of operations for the fiscal year ended December 31, 1994, includes nonrecurring charges totaling $6.8 million for severance and other costs incurred in connection with the restructuring of its operations (see notes (d) and (e) below). In the "Historical Widia" column of the Pro Forma Consolidated Statement of Earnings, this amount is included in the line captioned "Other - net" and it is eliminated in the column captioned "Acquisition Pro Forma Adjustments. Widia's historical statement of operations also includes nonrecurring charges for inventory obsolescence and a charge from the seller for the write off of its EDP center of $2.2 million and $.9 million, respectively. These charges are not eliminated in the "Acquisition Pro Forma Adjustments" column and have the effect of decreasing consolidated pro forma net earnings by $3.1 million, or $.09 per share.


(b) Interest expense of $4.8 million on borrowings totaling $80.6 million under the Company's $200.0 million committed revolving credit facility (see note (c) below).

(c) Amortization expense on straight line basis over one and one half years of $.2 million of additional commitment fees incurred in connection with the amendment of the Company's committed revolving credit facility to increase the lines of credit available thereunder to $200.0 million (see note (b) to Pro Forma Consolidated Balance Sheet).

(d) Certain of Widia's worldwide operations, including its principal European plant located in Essen, Germany, were restructured by the seller during 1993 and 1994 to improve manufacturing efficiency, divest marginal business and product lines and reduce personnel levels. The Company has identified additional restructuring actions that are intended to improve Widia's profitability in the future. It is expected that these additional actions, which are intended to complement the actions already taken prior to the acquisition, will be substantially completed during 1995.

    Based on a comprehensive analysis, the Company estimates that the minimum annual savings in relation to Widia's historical 1994 operations that will result from all of the actions described above will be no less than $9.0 million. Accordingly, pro forma adjustments of this amount are included in the Pro Forma Consolidated Statement of Earnings for the fiscal year ended December 31, 1994 as follows:

                                                                 Increase
                                                                (Decrease)
                                                                ----------
   Cost of products sold . . . . . . . . . . . . . . . . .         $ (5.6)
                                                                 ---------
     Manufacturing margins . . . . . . . . . . . . . . . .            5.6

   Other costs and expenses. . . . . . . . . . . . . . . .
     Selling and administrative. . . . . . . . . . . . . .           (3.4)
                                                                ---------
        Total other costs and expenses . . . . . . . . . .           (3.4)
                                                                ---------
   Operating earnings (loss) . . . . . . . . . . . . . . .         $  9.0
                                                                =========

    The above amounts are based principally on the savings that will be realized from the known reductions of Widia's employment level that have already occurred during 1995 and those that will occur later in the year. The actual annual savings from all of the restructuring actions completed to date (including those that occurred in 1994) and the additional actions that will be completed in the future are expected to be considerably higher than $9.0 million. However, these additional savings have not been included in the Pro Forma Consolidated Statement of Earnings because the Company cannot accurately and precisely quantify them at this time. In addition, certain nonrecurring charges recorded by Widia during 1994 totaling $3.1 million have not been eliminated in the "Acquisition Pro Forma Adjustments" column. As a result, the Pro Forma Consolidated Statement of Earnings" reflects a reduction in net earnings in relation to the Company's historical results for 1994. However, management expects that Widia will generate sufficient pretax earnings in 1995 to cover the interest expense the Company will incur to finance the acquisition.

(e) Elimination of $6.8 million nonrecurring charges for severance and other costs incurred in connection with the restructuring of Widia's operations during 1994.

(f) Elimination of depreciation expense and other costs totaling $1.0 million related to two buildings that were retained by the seller (see note (d) to Pro Forma Consolidated Balance Sheet).

(g) Elimination of charges to earnings of $.3 million for amortization of historical (preacquisition) goodwill.

(h) Reduction of pension expense by $1.1 million to reflect the retention of pension obligations related to certain retirees by the seller.

(i) Elimination of charges for services (net of cost to replace) and allocations from Widia's former parent totaling $.8 million.

(j) Reduction in depreciation expense by $.9 million to reflect the adjustment of the historical value of Widia's property, plant and equipment to fair value (see note (f) to Pro Forma Consolidated Balance Sheet).

(k) Amortization charge of $.9 million related to acquisition-basis goodwill (see note (f) to Pro Forma Consolidated Balance Sheet).

(l) Interest expense of $.3 million related to estimated borrowings of $5.3 million to finance cash expenditures related to the further restructuring of Widia (see note (d) above).



                                        SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Cincinnati Milacron Inc.
                             ------------------------
                             (Registrant)




                             By: /s/ Ronald D. Brown
                             ------------------------
                             Ronald D. Brown
                             Vice President - Finance
                             and Chief Financial Officer




Date:  April 14, 1995
       --------------


                         CINCINNATI MILACRON INC. AND SUBSIDIARIES
                                     INDEX TO EXHIBITS



The following Exhibits are included with this Form 8-K/A.



                                                                  Sequential
Exhibit                                                              Page
Number      Description of Exhibit                                  Number
- ------      -----------------------------------                   ----------
2.1         Stock Purchase Agreement dated as                         *
            of November 28, 1994, between
            Cincinnati Milacron B.V., a Dutch
            corporation, Cincinnati Milacron
            Kunststoffmaschinen Europe GmbH, a
            Germany corporation and Fried.
            Krupp A.G. Hoesch-Krupp, a German
            corporation (Schedules and
            Exhibits have been omitted
            pursuant to Rule 6.01(b) (2) of
            Regulation S-K.  Such Schedules
            and Exhibits are listed and
            described in the Stock Purchase
            Agreement.  The Registrant hereby
            agrees to furnish to the
            Securities and Exchange
            Commission, upon its request, any
            or all of such omitted Schedules
            and Exhibits).

7.1         Consent of Coopers & Lybrand GmbH                        41

99.1        Amended and Restated Revolving                            *
            Credit Agreement dated as of
            December 31, 1994 among Cincinnati
            Milacron Inc., Cincinnati Milacron
            Kunststoffmaschinen Europe GmbH,
            the lenders listed therein and
            Bankers Trust Company, as agent.

99.2        Press release of the Registrant                           *
            dated February 1, 1995.




*  Previously filed